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                                                                EXHIBIT 10.2



                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of this 30th day of July, 1999, by and among LLS Corp., an Illinois corporation ("Courtesy"), Walter J. Kreiseder and Gerald J. Sommers, as representatives of the Shareholders (the "Representatives"), and American National Bank & Trust Company, as escrow agent (the "Escrow Agent").

                                    RECITALS

         a. Pursuant to the Recapitalization Agreement (the "Recapitalization Agreement"), dated as of July __, 1999 among HMTF/CC Investments, L.P., Courtesy, Creative Packaging Corp., Courtesy Sales Corp., and the shareholders of Courtesy, Creative Packaging Corp., and Courtesy Sales Corp. (the "Shareholders"), Courtesy was recapitalized (the "Recapitalization").

         b. This Escrow Agreement is entered into pursuant to, and as a condition precedent to the closing of the transactions contemplated by, the Recapitalization Agreement (the "Closing").

         c. Capitalized terms used herein, unless otherwise defined (as indicated in Article V), shall have the meanings assigned to them in the Recapitalization Agreement.

                                   AGREEMENTS

         Accordingly, in consideration of the recitals and of the respective agreements and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

         Section 1.1 Escrowed Funds. (a) At the Closing, Courtesy shall deliver the Escrowed Funds to the Escrow Agent pursuant to Section 2.6(b)(v)(x) of the Recapitalization Agreement. The Escrowed Funds shall be delivered by wire transfer of immediately available funds to an account designated by the Escrow Agent.

         (b) The Escrowed Funds shall be held by the Escrow Agent in a separate account (the "Escrow Account") for the benefit of Courtesy and the Shareholders as provided in this Escrow Agreement.

         (c) The Escrow Agent shall maintain for each of the Shareholders an account (each, an "Account") reflecting (i) such person's allocable portion of the Escrowed Funds hereunder, plus (ii) all amounts earned on the cash allocated to such person's Account, less (iii) the portion of all amounts distributed pursuant to Section 1.3(c) or 1.4 allocated to such person's Account,


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and less (iv) the portion of the Escrow Agent Fees and Expenses allocable to such person's Account.

         Section 1.2 Acceptance of Appointment as Escrow Agent. The Escrow Agent, by signing this Escrow Agreement, accepts the appointment as Escrow Agent and agrees to hold and distribute all Escrowed Funds in accordance with the terms of this Escrow Agreement.

         Section 1.3 Distributions; Investments. (a) Pending disbursement of the Escrowed Funds, the Escrow Agent shall invest the Escrowed Funds in Permitted Investments. All interest and other income earned on the Escrowed Funds shall, until disbursed, also constitute a part of the Escrowed Funds and shall, pending disbursement, be invested in Permitted Investments. For purposes of this Escrow Agreement, "Permitted Investments" shall mean (i) money market funds consisting of short-term U.S. Treasury securities, (ii) obligations of or guaranteed by the United States of America or any agency thereof, either outright or in connection with repurchase agreements covering such obligations, or obligations of or guaranteed by any state or political subdivision thereof with a maturity not later than six months from the date of investment, (iii) certificates of deposit or bankers' acceptances issued by the Escrow Agent or by any other national or state-chartered bank having total assets of at least $500,000,000 with a maturity not later than six months from the date of investment, and (iv) such other investments as may be specified from time to time to the Escrow Agent by joint written instructions of Courtesy and the Representatives.

         (b) As and when any amount is needed for a payment under this Escrow Agreement, the Escrow Agent shall cause a sufficient amount of the Permitted Investments to be converted into cash. The Escrow Agent shall select the investments or types of investments to be so converted. Neither the Representatives nor Courtesy shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Funds are invested or the Permitted Investments sold or converted pursuant to this paragraph (b).

         (c) Notwithstanding any other provision hereof, the Escrow Agent shall distribute to the Shareholders, on a pro rata basis based upon a fraction (expressed as a percentage), the numerator of which is the amount of cash originally allocated to such person's Account and the denominator of which is the aggregate amount of Escrowed Funds originally deposited with the Escrow Agent pursuant to Section 1.1 hereof (the "Pro Rata Basis"), on a quarterly basis on or before the tenth day of April, June, September and January, an amount equal to all interest, dividends and other income earned on the Escrowed Funds.

         (d) For tax purposes, all interest and other income earned on the Escrowed Funds shall be income of the Shareholders and all parties hereto shall file all Tax Returns consistent with such treatment.

         Section 1.4 Distribution of Escrowed Funds to Indemnitees. (a) The Escrow Agent shall disburse to the applicable Indemnitee such portion of the Escrowed Funds as may be necessary to pay the Damages for which the Indemnitee is entitled to reimbursement pursuant to Section 2.1. Any amount distributed pursuant to this Section 1.4 shall be allocated among, and deducted from, the Accounts maintained pursuant to Section 1.1(c) on a Pro Rata Basis. Such distribution shall be made in cash to the extent available in such Accounts, including cash


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derived from liquidation of Permitted Investments in accordance with Section
1.3(b). Payment shall be made not more than ten days after (i) the delivery to the Escrow Agent of written instructions signed by Courtesy and the Representatives specifying an amount to be paid from the Escrowed Funds to an Indemnitee or (ii) the delivery to the Escrow Agent and the Representatives of a copy of a Final Determination establishing the Indemnitee's right to reimbursement under this Escrow Agreement with respect to such Damages. A "Final Determination" shall mean a final judgment of a court of competent jurisdiction or an administrative agency having the authority to determine the amount of, and liability with respect to, the item resulting in Damages for which reimbursement is sought hereunder and the denial of, or expiration of all rights to, appeal related thereto.

         (b) The parties hereto hereby agree that all distributions of Escrowed Funds to the Indemnitees hereunder shall be treated as adjustments to the Repurchase Price that are neither deductible by the Shareholders, nor includable in any Indemnitee's income for any federal, state, local or foreign income or franchise tax purpose, and each party hereto hereby agrees (i) to file all applicable Tax Returns in a manner consistent in all material respects with such treatment and (ii) in otherwise dealing with a taxing authority, to act in a manner that is consistent in all material respects with such treatment.

         Section 1.5 Segregation of the Escrowed Funds. (a) Notwithstanding any other provision of this Escrow Agreement to the contrary, the Escrow Agent shall restrict such portion of the Escrowed Funds (other than Escrowed Funds that are at the time necessary to make a payment required under Sections 1.3(c) and 1.4) as may be necessary to satisfy in full all Pending Claims, and shall hold such portion in accordance with this Section 1.5. "Pending Claims" shall mean unresolved Claims that are the subject of Claim Notices properly delivered under Section 2.2.

         (b) Any portion of the Escrowed Funds restricted under Section 1.5(a) shall continue to be restricted by the Escrow Agent until the Escrow Agent is directed to release such Escrowed Funds by (i) written instructions signed by Courtesy and the Representatives instructing the Escrow Agent how to pay all or any portion of such segregated Escrowed Funds or (ii) a copy of a Final Determination establishing the Indemnitee's right to reimbursement under
Section 1.4.

         Section 1.6 Distribution of Escrowed Funds to Shareholders. Not later than the fifth business day after the Expiration Date, the Escrow Agent shall distribute to the Shareholders in accordance with their respective Accounts, the Escrowed Funds minus any Escrowed Funds that are then being restricted with respect to Pending Claims under Section 1.5. "Expiration Date" shall mean the date that is the first anniversary of the Closing Date. Any amounts segregated with respect to Pending Claims on the Expiration Date shall be released as provided in Section 1.5(b) and promptly thereafter distributed as provided in this Section 1.6.

                                   ARTICLE II

         Section 2.1 Claims Against the Escrowed Funds. (a) From and after the Closing, but subject to the conditions and limitations set forth in this Escrow Agreement and the Recapitalization Agreement, Courtesy and its successors and assigns (collectively, the "Indemnitees") shall be entitled to reimbursement out of the Escrowed Funds for any and all


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losses, costs, damages, claims, fines, taxes, interest, penalties, expenses
(including, without limitation, reasonable attorneys' fees and expenses), amounts paid in settlement, court costs, fees and expenses of accountants, investment bankers, environmental consultants and other experts, and other expenses of litigation (collectively, "Damages") actually incurred or suffered by an Indemnitee to the extent resulting from (i) any inaccuracy in any representation or warranty of the Companies or the Shareholders contained in the Recapitalization Agreement or in any certificate delivered pursuant thereto, or (ii) any breach of any covenant or agreement of the Companies or the Shareholders contained in the Recapitalization Agreement and required to be performed by the Companies or the Shareholders at or prior to the Closing (collectively, "Claims"); provided, however, Indemnitees shall not be entitled to reimbursement out of Escrowed Funds under this Section 2.1 (except in the case of any claim asserted in respect of a breach of Section 5.10 of the Recapitalization Agreement, as to which this proviso shall be inapplicable) unless and until Indemnitees' Damages exceed $2,000,000, in which event the Indemnitee will be entitled to make a Claim only to the extent of such excess.

         (b) In calculating any Damage payable to Courtesy pursuant to Section 2.1(a), any amount payable shall be reduced by (i) any insurance or third party recoveries of Courtesy or its subsidiaries less any costs, expenses, allocable portions of premiums or taxes incurred in connection therewith and (ii) any Tax Benefit actually realized by Courtesy or its subsidiaries in connection with the payment, incurrence or accrual of the indemnified loss, calculated at the Effective Tax Rate plus (iii) any Offsetting Tax Benefit, calculated at the Effective Tax Rate. The term "Effective Tax Rate" shall mean the maximum federal income tax rate imposed on corporations or individuals, as the case may be, for the period in question. The term "Tax Benefit" means the amount by which the tax liability payable and owing to the appropriate taxing authority by Courtesy or its subsidiaries is actually reduced by loss, deduction, refund or credit, determined as set forth below. The term "Offsetting Tax Benefit" means the amount of any Tax Benefit realized by Courtesy or its subsidiaries in a taxable period ending after the Closing Date attributable to an adjustment resulting in an additional liability for taxes in a taxable period ending on or before the Closing Date, determined as set forth below. For purposes of the determination of the amount of any Tax Benefit and any Offsetting Tax Benefit, it shall be assumed that (i) any Tax Benefit of Courtesy or any subsidiary (including any Offsetting Tax Benefit) will currently reduce income that is taxable at the Effective Tax Rate; (ii) Courtesy or any subsidiary shall have sufficient taxable income to use any Tax Benefit (including any Offsetting Tax Benefit) in the respective taxable periods in which such Tax Benefit (including any Offsetting Tax Benefit) first arose or will first arise; and (iii) the failure of Courtesy or any subsidiary to claim a Tax Benefit or an Offsetting Tax Benefit shall not preclude an indemnifying party from receiving the benefit thereof hereunder. None of Courtesy or any subsidiary shall file any amended Tax Return with respect to taxable periods subject to indemnification hereunder without the consent of the Representatives. As soon as practicable after Courtesy presents a Third Party Claim Notice pursuant to Section 2.2 with respect to any Damages, Courtesy shall present to the Representatives and Escrow Agent in writing its computation of any Tax Benefit and Offsetting Tax Benefit attributable to such Damages. Unless, within 15 days after receipt of such written computation, the Representatives give Courtesy written notice that they disagree with such computation, such computation shall be binding and conclusive for all purposes of this Escrow Agreement. If the Representatives timely notify Courtesy in writing of their disagreement, and if Courtesy and the Representatives are not able to resolve such disagreement within 10 days thereafter, then the dispute shall be submitted


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for resolution to a "big five" public accounting firm mutually selected by the
Representatives and Courtesy (the "Arbiter CPA"), and the determination made by the Arbiter CPA with respect to the amount of any Tax Benefit and Offsetting Tax Benefit, if consistent with the applicable provisions of this Escrow Agreement, shall be binding and conclusive. The entire cost of obtaining the determination of the Arbiter CPA shall be borne equally by the Shareholders (each on a Pro Rata Basis), on one hand, and by Courtesy, on the other hand.

         Section 2.2 Notice of Claims; Other Procedures. (a) In the event that any action, claim or demand is asserted against or sought to be collected from, any notice given to, or audit commenced with respect to any Indemnitee for which the Indemnitee intends to assert a right of reimbursement from the Escrowed Funds, Courtesy shall notify the Representatives and the Escrow Agent with reasonable promptness of such action, claim or demand (the "Third Party Claims"), specifying, to the extent known, the nature, circumstances and the amount of such Third Party Claim (a "Third Party Claim Notice"). The Representatives shall have 30 days from their receipt of a Third Party Claim Notice (the "Third Party Claim Notice Period") to notify Courtesy (i) whether the Representatives dispute the Indemnitee's right of reimbursement from the Escrowed Funds with respect to such Third Party Claim, and (ii) if the Representatives do not dispute such right of reimbursement, whether or not they desire to defend the Indemnitee against such Third Party Claim.

         (b) If the Representatives notify Courtesy within the Third Party Claim Notice Period that (i) the Representatives do not dispute the Indemnitee's right of reimbursement and (ii) the Representatives desire to defend against such Third Party Claim and, if the estimated amount of such Third Party Claim, together with all other Pending Claims, is less than the remaining balance of the Escrow Account, then the Representatives shall have the right to assume and control the defense of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to Courtesy, and the Representatives shall be entitled to reimbursement out of the Escrowed Funds for such defense. The Indemnitee may participate in, but not control, any such defense or settlement, at its sole cost and expense; provided, however, that the Representatives and Courtesy shall jointly control the defense of any tax audit or proceeding which could reasonably be expected to have a material adverse effect on the business or condition of Courtesy or any subsidiary for any taxable period ending on or after the Closing.

         (c) If the Representatives (i) dispute the Indemnitee's right of reimbursement with respect to a Third Party Claim, (ii) do not dispute such right of reimbursement but fail to promptly assume and prosecute the defense of such Third Party Claim, or (iii) are not entitled to assume the defense of such Third Party Claim under Section 2.2(b), then Courtesy or the Indemnitee shall be entitled to assume and control the defense of such Third Party Claim with counsel reasonably acceptable to the Representatives. Unless the Representatives have disputed the Indemnitee's right to reimbursement for a Third Party Claim, the Indemnitee shall be entitled to reimbursement out of the Escrowed Funds for such defense. If the Representatives do not assume the defense of a Third Party Claim for any reason, they may still participate in, but not control, the defense of such Third Party Claim at the Representatives' sole cost and expense.

         (d) The party responsible for the defense of any Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any Third Party Claim for which such party is not the Responsible


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Party, including, without limitation, all settlement negotiations and offers and allow such other party to participate in any defense or settlement. With respect to a Third Party Claim for which the Representatives are the Responsible Party, Courtesy shall, and shall cause each Indemnitee to, make available to the Representatives and their representatives all books and records of Courtesy and the Indemnitees relating to such Third Party Claim and shall render to the Representatives such assistance and access to records and the representatives of Courtesy and the Indemnitees as the Representatives and their representatives may reasonably request.

         (e) In the event that an Indemnitee has a claim for reimbursement out of the Escrowed Funds which does not involve a Third Party Claim (a "Direct Claim"), Courtesy shall notify the Representatives of such Direct Claim with reasonable promptness, specifying, to the extent known, the section of the Recapitalization Agreement giving rise to such Direct Claim and the nature, circumstances and amount of such Direct Claim (a "Direct Claim Notice" and, together with Third Party Claim Notices, the "Claim Notices"). If the Representatives notify Courtesy that they dispute an Indemnitee's right of reimbursement from the Escrowed Funds with respect to a Direct Claim set forth in a Direct Claim Notice, Courtesy and the Representatives shall use reasonable efforts to resolve such dispute. In the event Courtesy and the Representatives are unable to promptly resolve such dispute, the Indemnitee will be free to pursue such remedies as may be available before any court of competent jurisdiction.

         (f) Neither the Representatives, on the one hand, nor Courtesy or any other Indemnitee, on the other hand, shall enter into any settlement of any Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement offer) with respect to a Third Party Claim. Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer. If an Indemnitee fails to consent to any settlement offer of a Third Party Claim (whether or not Courtesy is the Responsible Party with respect to such Third Party Claim), Courtesy or the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum reimbursement from the Escrowed Funds with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the Indemnitee fails to consent to such settlement offer) shall not exceed the amount of such settlement offer. If the Representatives fail to consent to any settlement offer of a Third Party Claim (whether or not the Representatives are the Responsible Party with respect to such Third Party Claim), the Representatives may continue to contest or defend such Third Party Claim and, in such event, subject to the limitations on indemnification set forth in Section 2.1(a), the Indemnitee may make a Claim against the Escrowed Funds for the excess, if any, of (i) the amount of Damages ultimately recovered against an Indemnitee as a result of such Third Party Claim minus (ii) the amount of such settlement offer, and the portion of the Damages equal to the settlement offer plus the Damages of the Indemnitees incurred in connection with the defense of such Third Party Claim through the date on which the Representatives rejected the settlement offer.

         Section 2.3 Survival of Claims. Any claim for reimbursement from the Escrow Account that is not asserted in accordance with Section 2.2 prior to 5:00 p.m. (New York City time) on the Expiration Date may not be pursued and shall be irrevocably waived.


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                                  ARTICLE III

         Section 3.1 Appointment of Representatives. (a) The Representatives have been appointed, pursuant to the Recapitalization Agreement, as agent and representative of the Shareholders. The Representatives have been authorized and empowered to perform the obligations and exercise the rights of the Representatives as set forth in this Escrow Agreement and the Recapitalization Agreement and agree to abide by the terms and provisions of this Escrow Agreement and the Recapitalization Agreement.

         (b) The Representatives shall, after the Closing, (i) receive all information and notices required under the Recapitalization Agreement and this Escrow Agreement on behalf of the Shareholders; (ii) take, on behalf of the Shareholders, any action they may deem appropriate with respect to any dispute arising out of or relating to the Recapitalization Agreement or this Escrow Agreement; and (iii) execute and deliver all instruments and documents of every kind incident to the foregoing.

         (c) The Representatives may confer with counsel with respect to any question relating to their duties or responsibilities under the Recapitalization Agreement or this Escrow Agreement. The Representatives shall not be liable or responsible for anything done or omitted to be done by them in good faith or on the advice of counsel.

                                   ARTICLE IV

         Section 4.1 Rights and Responsibilities of the Escrow Agent. (a) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement and it shall not be subject to, nor obligated to recognize, any other agreement between, or direction or instruction of, any or all of the parties to this Escrow Agreement with respect to the matters addressed herein.

         (b) If any Escrowed Funds are at any time attached, garnished or levied upon under any court order or in case the payment of any such Escrowed Funds shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such Escrowed Funds or any part thereof, then and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel is binding upon it. If the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties to this Escrow Agreement or to any other person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         (c) The Escrow Agent shall not be liable for any act taken or omitted under this Escrow Agreement if taken or omitted by it in good faith and in the exercise of reasonable care under the circumstances. The Escrow Agent shall also be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.

         (d) The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least 30 days' written notice to the Representatives and Courtesy. Upon such resignation and the appointment of a successor Escrow Agent, the


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resigning Escrow Agent shall be absolved from any and all liability in connection with the exercise of its powers and duties as Escrow Agent hereunder except for liability arising in connection with its negligence or willful misconduct. Upon their receipt of notice of resignation from the Escrow Agent, Courtesy and the Representatives shall use reasonable efforts jointly to designate a successor Escrow Agent. In the event Courtesy and the Representatives do not agree upon a successor Escrow Agent within 30 days after the receipt of such notice, the Escrow Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon all parties hereto. By mutual agreement, Courtesy and the Representatives shall have the right at any time upon not less than 10 days' written notice to the Escrow Agent to terminate their appointment of the Escrow Agent, or successor Escrow Agent, as Escrow Agent. The Escrow Agent or successor Escrow Agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent.

         Section 4.2 Fees and Expenses of Escrow Agent. The Escrow Agent shall
(a) be paid a fee for its services under this Escrow Agreement as provided by Exhibit A and (b) be entitled to reimbursement for reasonable expenses (including the reasonable fees and disbursements of its counsel) actually incurred by the Escrow Agent in connection with its duties under this Escrow Agreement (collectively, the "Escrow Agent Fees and Expenses"). All Escrow Agent Fees and Expenses shall be paid one-half by the Shareholders, on a Pro Rata Basis, and one-half by Courtesy.

                                   ARTICLE V

                                  DEFINITIONS

         The following terms are defined in this Escrow Agreement in the Sections indicated:

         "Account" - - Section 1.1(c)
         "Arbiter CPA" - - Section 2.1(b)
         "Claim Notices" - - Section 2.2(e)
         "Claims" - - Section 2.1(a)
         "Closing" - - Recitals
         "Code" - - Section 1.3(c)
         "Courtesy" - - Preamble
         "Damages" - - Section 2.1(a)
         "Direct Claim" - - Section 2.2(e)
         "Direct Claim Notice" - - Section 2.2(e)
         "Effective Tax Rate" -- Section 1.3(c)
         "Escrow Account" - - Section 1.1(b)
         "Escrow Agent" - - Preamble
         "Escrow Agent Fees and Expenses" - - Section 4.2
         "Escrow Agreement" - - Preamble
         "Expiration Date" - - Section 1.6
         "Final Determination" - - Section 1.4(a)
         "Indemnitees" - - Section 2.1(a)
         "Offsetting Tax Benefit" - - Section 2.1(b)


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         "Pending Claims" - - Section 1.5(a)
         "Permitted Investments" - - Section 1.3(a)
         "Pro Rata Basis" - - Section 1.3(c)
         "Recapitalization" - - Recitals
         "Recapitalization Agreement" - - Recitals
         "Representatives" - - Preamble
         "Responsible Party" - - Section 2.2(d)
         "Shareholders" - - Recitals
         "Tax Benefit" - - Section 2.1(b)
         "Third Party Claim Notice" - - Section 2.2(a)
         "Third Party Claim Notice Period" - - Section 2.2(a)
         "Third Party Claims" - - Section 2.2(a)


                                   ARTICLE VI

         Section 6.1 Notices. All notices, requests, consents or other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given or delivered by any party
(a) when received by such party if delivered by hand, (b) upon confirmation when delivered by telecopy, (c) within one day after being sent by recognized overnight delivery service, or (d) within three business days after being mailed by first-class mail, postage prepaid, and in each case addressed as follows:

                  (i)      if to the Representatives or any Shareholder:


                  800 Corporate Grove Drive
                  Buffalo Grove, Illinois  60089-4552
                  Facsimile No.:  (847) 808-3072
                  Attention:  Walter J. Kreiseder/Gerald J. Sommers

                  with a copy to:

                  Katten Muchin & Zavis
                  525 West Monroe Street
                  Chicago, Illinois  60661-3693
                  Facsimile No.:  (312) 577-8768
                  Attention:  David R. Shevitz
                              Stuart Grass

                  (ii)     If to Courtesy or any Indemnitee to:

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas  75201
                  Facsimile No.:  (214) 740-7313
                  Attention:  Jack D. Furst
                              Lawrence D. Stuart, Jr.


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                  Mills & Partners
                  101 South Hanley Road
                  St. Louis, Missouri  63105
                  Facsimile No.:  (314) 746-2299
                  Attention:  David M. Sindelar

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Cresent Court, Suite 1300
                  Dallas, Texas  75201
                  Facsimile No.:  (214) 746-7777
                  Attention:  R. Scott Cohen

                  (iii) if to the Escrow Agent, to:

                  American National Bank & Trust Company
                  120 South LaSalle
                  4th Floor
                  Chicago, Illinois 60603
                  Phone No.:  312-661-5000

Any party by written notice to the other parties pursuant to this Section 6.1 may change the address or the persons to whom notices or copies thereof shall be directed.

         Section 6.2 Assignment. This Escrow Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of each of the parties to this Escrow Agreement. No rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other parties, except that Courtesy may assign its rights under this Escrow Agreement without obtaining the prior written consent of the other parties hereto to any Person who acquires (whether in a single transaction or a series of related transactions) (i) all or substantially all of the assets of Courtesy or (ii) a majority of the outstanding capital stock of Courtesy. Notwithstanding the foregoing, Courtesy may make a collateral assignment of its rights under this Escrow Agreement to any institutional lender who provides funds to Courtesy for the consummation of the Recapitalization. The Representatives agree to execute acknowledgments of such assignment(s) and collateral assignments in such forms as Courtesy's institutional lender(s) may from time to time reasonably request.

         Section 6.3 Amendment. This Escrow Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Escrow Agreement.

         Section 6.4 Waivers. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Escrow Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Escrow Agreement.


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         Section 6.5 Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts-of-laws rules thereof.

         Section 6.6 Construction. The headings in this Escrow Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Escrow Agreement. Unless otherwise stated, references to Sections and Exhibits are references to Sections and Exhibits of this Escrow Agreement.

         Section 6.7 Third Parties. Nothing expressed or implied in this Escrow Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the Indemnitees, the Representatives, and the Escrow Agent any rights or remedies under, or by reason of, this Escrow Agreement.

         Section 6.8 Termination. This Escrow Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrowed Funds in accordance with the provisions of this Escrow Agreement.

         Section 6.9 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

         Section 6.10 Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrowed Funds including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages, or other losses that the Escrow Agent may be otherwise entitled to collect from any party to this Escrow Agreement or any Shareholder.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement in two or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first above written.

                                        COURTESY:




                                        By: /s/ WESLEY D. DeHAVEN
                                           -------------------------------
                                        Name: Wesley D. DeHaven
                                             -----------------------------
                                        Title: Vice President - Finance
                                              ----------------------------

                                        REPRESENTATIVES:

                                        /s/ WALTER J. KREISEDER
                                        ----------------------------------
                                        Walter J. Kreiseder

                                        /s/ GERALD J. SOMMERS
                                        ----------------------------------
                                        Gerald J. Sommers


                                        ESCROW AGENT:

                                        AMERICAN NATIONAL BANK & TRUST COMPANY


                                        By: /s/ TIMOTHY P. MARTIN
                                           -------------------------------
                                        Name:Timothy P. Martin
                                             -----------------------------
                                        Title: Assistant Vice President
                                              ----------------------------